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                                                                EXHIBIT 10.7



                                   FORM OF
             NON-COMPETITION AND RESTRICTIVE COVENANT AGREEMENT

                                  EXECUTIVE


                 This NON-COMPETITION AND RESTRICTIVE COVENANT AGREEMENT (this "Agreement") is made as of ____________, 199__ between ______________________
("Employee") and UNIVERSAL STANDARD HEALTHCARE, INC., a Michigan corporation ("USHI").

                                  RECITALS:

                 WHEREAS, during Employee's employment with USHI and its direct or indirect subsidiaries, including but not limited to, Universal Standard Healthcare of Delaware, Inc., Universal Standard Healthcare of Michigan, Inc., Universal Standard Healthcare of Ohio, Inc., and TPA, Inc. (collectively, the "Company"), Employee will have access to, or be acquiring highly confidential information and trade secrets concerning the Company's business, including but not limited to, customer lists, price lists, catalogs, methods of pricing, marketing practices, advertising, methods of operation and the needs and requirements of Company's customers;

                 WHEREAS, Employee will receive from Company valuable technical and/or marketing experience and assistance which will materially aid Employee in establishing and retaining customers of the Company;

                 WHEREAS, the support furnished to Employee by Company will enable Employee to establish goodwill with the Company's customers, such goodwill being a valuable asset of the Company; and

                 WHEREAS, the services Employee will be performing for the Company will be of a special, unique and extraordinary nature.

                 NOW THEREFORE, as an inducement to Company to employ Employee, and in consideration of Employee's acceptance of employment with Company and the Company's compensating Employee for services provided to Company by Employee and the Company's providing to Employee of other employee benefits of a compensatory nature, but without any obligation on Company's part to continue such employment, compensation or benefits for any specified period whatsoever, Employee hereby agrees as follows:

         1.      Noncompetition

                 (a) Employee hereby covenants and agrees that, for a period beginning on the date hereof and ending on the date occurring two (2) years following the date on which Employee is no longer employed by Company or any of its affiliates (the "Noncompetition Period"), Employee will not, and will not permit any of Employee's affiliates to, directly or indirectly, (i) engage or Participate in any Clinical Laboratory Business located in or providing any services to or for any
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person or entity whatsoever in or otherwise doing business anywhere in the
State of Michigan or in any state from which the Company was, as of the last day of Employee's employment, generating Annual Revenues from the Clinical Laboratory Business in excess of Ten Million ($10,000,000) Dollars; provided that, in the event that Employee's employment with the Company is terminated by the Company, the restrictions set forth in this Section 1(a)(i) shall terminate upon the receipt by the Employee of his final payment of severance compensation from the Company, if any, and, if the Employee is not entitled to any severance compensation upon the termination of his employment by the Company, then the Employee shall not be subject to the restrictions of this Section 1(a)(i) for the period following the termination by the Company of his employment; or (ii) induce or attempt to influence any person or entity who or which is or was a customer or client of Company at any time during the Noncompetition Period to transact business with any competitor of Company or to cease to do business, in whole or in part, with Company or any of its affiliates.

                 (b) Employee hereby covenants and agrees that, for the Noncompetition Period, Employee will not, and will not permit any of Employee's affiliates to, directly or indirectly, (i) engage or Participate, within the United States of America, in a business the same as or similar to the capitated medical laboratory business or any other capitated or managed care business engaged in by the Company during the Employment Period or in any business of medical claims processing which competes with the medical claims processing business conducted by the Company during the Employment Period (the "Managed Care Business"), (ii) provide, or Participate in any business which provides, any products or services of the type offered by the Managed Care Business during the Employment Period (the "Managed Care Products and Services") to any person, firm, corporation or other entity that was a customer of the Managed Care Business during the Employment Period ("Managed Care Customer"), or (iii) solicit or assist in the solicitation of, or Participate in any business which solicits or assists in the solicitation of, any agreement for the provision of Managed Care Products and Services to any Managed Care Customer.

                 (c) Notwithstanding the provisions contained in subparagraph (a) and (b) above to the contrary, during the Noncompetition Period, Employee shall be permitted to perform, solely for Company, the duties and responsibilities of Employee's position of employment with Company.

                 (d) Employee hereby acknowledges and agrees that this covenant is reasonable with respect to its duration, geographic area and scope.

                 (e) The term "affiliates" shall mean, with respect to any person, partnership (legal or otherwise), corporation or other entity, any and all partnerships, corporations or other entities directly or indirectly controlling (including, without limitation, all directors and officers), controlled by or under direct or indirect common control with such person, partnership, corporation, or other entity, including, without limitation, any joint venture to which such person, partnership, corporation or other entity is a party.

                 (f) The term "Clinical Laboratory Business" shall mean any business, endeavor, enterprise, activity, arrangement or undertaking engaged in the performance or provision of any





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clinical laboratory analysis or testing or the sampling, testing or reporting on medical, biological or diagnostic specimens or products, including, without limitation, any entity that is required to be licensed under the Clinical Laboratory Improvement Amendments of 1988, codified at 42 U.S.C. Section 263a.

                 (g) The term "Participate" shall mean any direct or indirect interest or position in or any financial or other arrangement or relationship with any business, arrangement or enterprise whether as an officer, director, employee, partner, shareholder, sole proprietor, joint venturer, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "Participate" shall not include ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.

                 (h) The term "Annual Revenues" shall mean the revenues derived during the last full fiscal quarter ended prior to the last day of the Employment Period, multiplied by four.

                 (i) The term "Employment Period" shall mean the period during which Employee is employed by one or more of the entities included in the term Company. The terms "employment" or "employ" as used in this Agreement shall include direct employment by the Company and/or the rendition of services for the Company through a contract with a professional employer organization.

         2. Nonsolicitation. Employee agrees that, during the Noncompetition Period, Employee will not, and will not permit any of his affiliates to, without the prior written consent of Company, directly or indirectly, call on, solicit, take away or hire any persons who, at any time during the Noncompetition Period, are employees or agents of Company or any of Company's affiliates.

         3. Confidentiality; Work Product. Employee agrees to maintain the strict confidentiality of all information, documents, processes and materials relating to Company and its business and the Company's affiliates and their business ("Confidential Information"), to use Confidential Information only in connection with Employee providing services to the Company and to make no other commercial, personal or other use of Confidential Information. Employee shall not divulge to anyone, either during or after the Noncompetition Period, any Confidential Information acquired by Employee. Employee agrees that, upon termination of employment with Company, Employee shall forthwith deliver to Company all documents, materials and other data in Employee's possession containing Confidential Information or concerning the Company or its affiliates and their business. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information, which relates to the Company's or any of its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee during the Employment Period ("Work Product") belong to the Company or its affiliates. Employee will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to





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establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         4. Enforceability. Notwithstanding the intent of the parties hereto that all of the provisions contained herein be fully enforceable, if at any time a court holds that the restrictions agreed to by the parties and stated in this Agreement are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.

         5. Specific Performance. The parties hereto agree that money damages would be inadequate for any breach of any of the provisions of this Agreement. In the event of Employee's breach of any of the provisions of this Agreement, Company or any of its affiliates or its or their successors or assigns may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, any of the provisions of this Agreement.

         6. Successors and Assigns. This Agreement may not be assigned by Employee. Company may freely assign this Agreement; provided that, following the assignment of this Agreement by the Company, the definition of Managed Care Business shall not be expanded beyond the definition of such term at the date of such assignment without the prior written consent of Employee. This Agreement shall be binding upon and inure to the benefit of each of Employee and Company and their successors and permitted assigns.

         7. Waiver. No failure on the part of the Company to exercise, and no delay in exercising or course of dealing with respect to, any right, power or privilege under this Agreement (or breach of any obligation under any other agreement) shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other agreement (or breach of any obligation under any other agreement) preclude any other or further exercise thereof or hereunder, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         8. Invalidity. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but when taken together shall constitute but one instrument.

         10. Descriptive Headings. The descriptive headings contained in this Agreement are for convenience only and do not constitute a part of this Agreement.





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         11.     Governing Law.  This Agreement shall be governed by and
construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

                                  * * * * *
         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


Witness                               Signature

                                      Name

                                      Dated:


                                      UNIVERSAL STANDARD HEALTHCARE, INC.


                                      By:

                                      Name:

                                      Its:

                                      Dated:







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